SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported): January 25, 2012

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On January 25, 2012, MTR Gaming Group, Inc. (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Scioto Downs, Inc., which operates Scioto Downs Racetrack in Columbus, Ohio, has received its Video Lottery Sales Agent License to install and operate video lottery terminals (“VLTs”) at Scioto Downs and has submitted its initial $10 million license fee.  The license is conditional and permits Scioto Downs to install and operate VLTs subject to compliance with all applicable statutes, regulations and provisions of Scioto Downs’ Video Lottery License Application (the “Application”) and verification of the Application by the Ohio Lottery Commission prior to Scioto Downs commencing video lottery sales.

The Company will continue its construction of a new gaming facility at Scioto Downs, which commenced in December 2011. The Company anticipates opening the new facility in the second quarter of 2012 with 2,125 VLTs, and is permitted to increase that number to as many as 2,500.  When fully operational, the facility will also contain a 300-seat buffet, a 100-seat casual dining restaurant and an 82-seat bar/lounge, and will offer a variety of entertainment options.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

99.1	Press Release dated January 25, 2012, announcing that the Company received its Ohio gaming license.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/S/ JOHN W. BITTNER, JR.
John W. Bittner, Jr.
Executive Vice President and Chief Financial Officer
Date:	January 25, 2012